EXHIBIT 10.08

AMENDMENT TO SERVICES RETAINER AGREEMENT

THIS AMENDMENT TO SERVICES RETAINER AGREEMENT (the “Amendment”) dated effective as of December 17, 2009 (the “Effective Date”) is made by and between SHADES HOLDINGS, INC., a Florida corporation (the “Client”), and The Tyler Ryan Group, LLC, a Florida limited liability company (the “Company”).

BACKGROUND

Client and Company are parties to that certain Services Retainer Agreement (the “Agreement”) dated December 17, 2009.  The Agreement did not properly reflect the intent of the parties regarding the term and duration of the Agreement and the parties desire to amend the Agreement to properly reflect the initial intent of the parties.  Accordingly, the Agreement is amended as follows:

OPERATIVE PROVISIONS

1.           Section 3, Amendments/Termination of Agreement.  Section 3, Amendments/Termination of Agreement, is hereby amended so that, from and after the Effective Date, it shall read as follows:

“Term; Termination; Amendment.  The term of this Agreement shall commence on the Effective Date and shall continue in effect for one (1) year.  Either party may terminate this Agreement at any time, for any reason or no reason, by providing fifteen (15) days’ written notice thereof to the other party.  In the event this Agreement is terminated, the Company will continue service until the end of the current month.  This Agreement, and any other document referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.”

2.           Agreement to Remain in Effect.  Except as amended hereby, the Agreement shall remain in full force and effect and the parties hereto agree to be bound by the terms of the Agreement, as amended hereby, as if the Agreement, when executed, had contained the terms added by this Amendment.

3.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of August 30, 2010, but effective as of the Effective Date.

SHADES HOLDINGS, INC.		THE TYLER RYAN GROUP, LLC

By:	/s/ Sean Lyons	By:	/s/ Tyler Ryan
	Sean Lyons, President		Tyler Ryan, President